EXHIBIT 11.1

         COMPUTATION OF CONSOLIDATED EARNINGS (LOSS) PER SHARE
               (in thousands, except per share amounts)
                              (unaudited)

                                                          2nd Quarter Ended           2 Quarters Ended
                                                       ------------------------   ----------------------
                                                         June 15,     June 17,     June 15,     June 17,
                                                          1996         1995          1996         1995
                                                       ----------    ---------    ---------    ---------
Earnings before extraordinary loss . . . . . . . .     $  78,378     $ 82,464     $ 154,868    $ 146,941
Extraordinary loss . . . . . . . . . . . . . . . .          (766)      (5,451)       (1,850)     (10,788)
                                                       ----------    ---------    ---------    ---------
Net earnings . . . . . . . . . . . . . . . . . . .     $  77,612     $ 77,013     $ 153,018    $ 136,153
                                                       ==========    =========    =========    =========


PRIMARY <F1>
- ------------
Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding . . . . . . . . . . .      125,223      111,465       124,810      111,298
     Stock options. . . . . . . . . . . . . . . . .        5,921        3,926         5,860        3,893
                                                       ---------     --------     ---------    ---------
                                                         131,144      115,391       130,670      115,191
                                                       =========     ========     =========    =========

Primary earnings before extraordinary loss
   per share. . . . . . . . . . . . . . . . . . . .    $     .60     $    .71     $    1.19    $    1.28
Primary results of extraordinary loss per share . .         (.01)        (.05)         (.01)        (.09)
                                                       ---------     --------     ---------    ---------
Primary net earnings per share. . . . . . . . . . .    $     .59     $    .66     $    1.18    $    1.19
                                                       =========     ========     =========    =========


FULLY DILUTED <F1>
- ------------------
Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding . . . . . . . . . . .      125,223      111,465       124,810      111,298
     Stock options. . . . . . . . . . . . . . . . .        5,921        4,466         6,068        4,454
     Convertible debt . . . . . . . . . . . . . . .                    10,707                     10,707
                                                         131,144      126,638       130,878      126,459

Fully diluted earnings before extraordinary
   loss per share <F2>. . . . . . . . . . . . . . .    $     .60     $    .67     $    1.18    $    1.19
Fully diluted results of extraordinary
   loss per share . . . . . . . . . . . . . . . . .         (.01)        (.04)         (.01)        (.09)
Fully diluted net earnings per share <F2> . . . . .    $     .59     $    .63     $    1.17    $    1.10

[FN]

<F1> The Convertible Junior Subordinated Notes issued in December
     1992 are not included in the computation of primary earnings per share for the quarter and two quarters ended June 17, 1995 since they were not common stock equivalents. They are included in the fully diluted earnings per share calculation for the quarter and two quarters ended June 17, 1995. The notes were converted into common stock on or before the redemption date of September 5, 1995

<F2> Earnings for 1995 used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of $1.8 million and $3.6 million, respectively, for the quarter and two quarters ended June 15, 1995 that would have been avoided in connection with the assumed conversion of the convertible debt issue as of the beginning of the year.